EXHIBIT 5.1
May 23, 2007
Mayer, Brown, Rowe & Maw LLP
350 South Grand Avenue
25th Floor
Los Angeles, California 90071-1503

Nissan Master Owner Trust Receivables c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890	Main Tel (213) 229-9500 Main Fax (213) 625-0248 www.mayerbrownrowe.com

Nissan Wholesale Receivables Corporation II Nissan Motor Acceptance Corporation BellSouth Tower 10th Floor, B-10-C 333 Commerce Street Nashville, TN 37201-1800

Re:	Nissan Master Owner Trust Receivables
Series 2007-A Notes
Registration Statement on Form S-3
Registration No. 333-139682
Ladies and Gentlemen:
     We have acted as special counsel to Nissan Wholesale Receivables Corporation II, a Delaware corporation (the “Depositor”) and Nissan Motor Acceptance Corporation (“NMAC”), in connection with the preparation of the Registration Statement on Form S-3 (Registration No. 333-139682), together with the exhibits and amendments thereto, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, for the registration under the Act of $1,000,000,000 aggregate principal amount of asset-backed notes (the “Notes”) to be issued by Nissan Master Owner Trust Receivables, a Delaware statutory trust (the “Issuing Entity”), pursuant to an indenture, dated as of July 24, 2003, as amended and restated as of October 15, 2003 (as amended and restated, the “Indenture”), between the Issuing Entity and JPMorgan Chase Bank, National Association, as indenture trustee (“JPMC”), and a supplement to the Indenture, to be dated as of May 30, 2007 (the “Indenture Supplement”), between the Issuing Entity and The Bank of New York (as successor-in-interest to the corporate trust business of JPMC), as indenture trustee (the “Indenture Trustee”). Capitalized terms used herein without herein without herein definition have the respective meanings assigned such terms in the Registration Statement.
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Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

Nissan Master Owner Trust Receivables
Nissan Wholesale Receivables Corporation II
Nissan Motor Acceptance Corporation
May 23, 2007

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of the Depositor, NMAC and the Issuing Entity, the Indenture, the form of the Indenture Supplement, the form of Notes included as an exhibit to the Indenture Supplement, and such other records, documents and certificates of the Issuing Entity and public officials and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that the Indenture and the Indenture Supplement will be duly executed and delivered by the parties thereto, that the Notes will be duly executed and delivered substantially in the forms contemplated in the Indenture Supplement, and that the Notes will be sold as described in the Registration Statement.
     Based upon the foregoing, we are of the opinion that: The Notes are in due and proper form and, assuming the due authorization, execution and delivery of the Indenture and the Indenture Supplement, by the Issuing Entity and the Indenture Trustee, and the due authorization of the Notes by all necessary action on the part of the Issuing Entity, when the Notes have been validly executed, authenticated and issued in accordance with the Indenture and the Indenture Supplement and delivered against payment therefor, the Notes will be valid and binding obligations of the Issuing Entity, enforceable against the Issuing Entity in accordance with their terms, subject to (i) the effect of any applicable bankruptcy, insolvency, fraudulent conveyance or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.
     The opinions expressed above are limited to the federal laws of the United States of America and the laws of the State of New York (excluding choice of law principles therein). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein, without admitting that we are “experts” within the meaning of the Act or the rules or regulations of the Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

Respectfully submitted,
/s/ Mayer, Brown, Rowe & Maw LLP

Mayer, Brown, Rowe & Maw LLP

NMOTR 2007 - A Form of Legality Opinion